As Filed with the Securities and Exchange Commission on December 2, 2005
Registration No. 333-
Securities and Exchange Commission
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GeoGlobal Resources Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware	33-0464753
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
200, 630 – 4th Avenue, SW, Calgary, Alberta, Canada T2P 0J9
(403) 777-9250
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
1998 Stock Incentive Plan
(Full Title of Plan)
Allan Kent, Executive Vice President and CFO
GeoGlobal Resources, Inc.
200, 630 – 4th Avenue, SW, Calgary, Alberta T2P 0J9
(403) 777-9250
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a Copy to:
William S. Clarke, Esquire
William S. Clarke, P.A.
457 North Harrison Street, Suite 103, Princeton, New Jersey 08540
Calculation of Registration Fee

Title of		Proposed Maximum	Proposed Maximum
Securities to be	Amount to be	Offering Price	Aggregate	Amount of
Registered	Registered	Per Unit	Offering Price	Registration Fee
Common Stock, $.001 par value	2,117,000	$8.41(1)	$17,803,970	$1,905
Common Stock, $.001 par value	533,000	$1.01(2)	$538,330	$58
Common Stock, $.001 par value	400,000	$1.10(2)	$440,000	$47
Common Stock, $.001 par value	1,000,000	$1.18(2)	$1,180,000	$126
Common Stock, $.001 par value	50,000	$1.17(2)	$58,500	$6
			Total	$2,142

(1)	Estimated solely for the purpose of calculating the Registration Fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock quoted on the American Stock Exchange on December 1, 2005.

(2)	Pursuant to Rule 457(h), based on the price at which such options may be exercised.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 relates to the registration of 4,100,000 shares of common stock issuable on exercise of options granted and to be granted under the 1998 Stock Incentive Plan (the “Plan”) to selected employees, non-employee members of the Board of Directors, and consultants or other independent advisors who provide services to GeoGlobal Resources Inc., a Delaware corporation (the “Company”).
     On June 14, 2005, the shareholders of the Company approved the adoption of an amendment to the Plan increasing the number of shares reserved for the grant of options from 3,900,000 to 8,000,000. At June 14, 2005, the Company had granted options with respect to 1,983,000 shares the exercise of which was conditioned on shareholder approval of the amendment of the Plan. This registration statement is filed pursuant to paragraph E of the General Instructions to Form S-8 to register additional securities of the same class as other securities for which a registration statement has been filed on Form S-8 relating to the Plan.
     The contents of the Company’s registration statements on Form S-8 (File Nos. 333-74245, 333-39450 and 333-67720) filed with the Securities and Exchange Commission on March 11, 1999, June 16, 2000 and August 16, 2001, respectively, are incorporated by reference.

Signatures
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Calgary, Province of Alberta, Canada on the 1st day of December, 2005.

GeoGlobal Resources Inc.
By:	/s/ Jean Paul Roy
Jean Paul Roy, President and
Chief Executive Officer /s/ Allan Kent (pursuant to power of attorney)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jean Paul Roy	Director, President and Chief Executive	December 1, 2005
Jean Paul Roy	Officer (Principal Executive Officer)
/s/ Allan Kent
(pursuant to power of attorney)

/s/ Allan Kent	Director, Executive Vice President and	December 1, 2005
Allan Kent	Chief Financial Officer (Principal Financial
and Accounting Officer)

/s/ Brent J. Peters	Director	December 1, 2005
Brent J. Peters
/s/ Allan Kent
(pursuant to power of attorney)

/s/ Peter R. Smith	Director	December 1, 2005
Peter R. Smith
/s/ Allan Kent
(pursuant to power of attorney)

/s/ Michael J. Hudson	Director	December 1, 2005
Michael J. Hudson
/s/ Allan Kent
(pursuant to power of attorney)

/s/ Avinash Chandra	Director	December 1, 2005
Avinash Chandra
/s/ Allan Kent
(pursuant to power of attorney)

GeoGlobal Resources Inc.
Power of Attorney
     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of GeoGlobal Resources Inc., a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), hereby constitutes and appoints Jean Paul Roy and Allan Kent, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jean Paul Roy	Director, President and Chief Executive	December 1, 2005
Jean Paul Roy	Officer (Principal Executive Officer)

/s/ Allan J. Kent	Director, Executive Vice President and	December 1, 2005
Allan J. Kent	Chief Financial Officer (Principal Financial
and Accounting Officer)

/s/ Brent J. Peters	Director	December 1, 2005
Brent J. Peters

/s/ Peter R. Smith	Director	December 1, 2005
Peter R. Smith

/s/ Michael J. Hudson	Director	December 1, 2005
Michael J. Hudson

/s/ Avinash Chandra	Director	December 1, 2005
Avinash Chandra

GeoGlobal Resources Inc.
REGISTRATION STATEMENT ON FORM S-8
Index to Exhibits

Exhibit Number	Description
4.1	1998 Stock Incentive Plan*

5.1	Opinion of William S. Clarke, P.A.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of William S. Clarke, P.A. (included in Exhibit 5.1).

*	Incorporated by reference to the Registrant’s registration statement on Form S-8 (File No. 333-74245).